Exhibit 10.45

AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP

THIS INSTRUMENT, made and entered into as of the 1st day of July, 1998, by and between Universal City Development Partners (“Limited Partner”) and Margaritaville Holdings LLC (“General Partner”), is an amendment to that certain Agreement of Limited Partnership among the aforementioned parties dated as of September 11, 1997 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, Limited Partner and General Partner (collectively, “the parties” or “the parties hereto”) mutually desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Agreement.

2. Notwithstanding anything to the contrary in the Agreement (including without limitation all Schedules thereto), the parties agree that the trade name of the Venue shall be “Jimmy Buffett’s Margaritaville.” For the avoidance of doubt, the parties agree that the word “Cafe” shall not be used as part of the trade name of the Venue.

3. Except as specifically amended herein, and not otherwise, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of the day and year first above written.

UNIVERSAL CITY DEVELOPMENT PARTNERS, a Florida general partnership

By:	Universal City Property Management
Company II, General Partner

By:	/s/ Peter C. Giacalone
Peter C. Giacalone,
its authorized representative

MARGARITAVILLE HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ John Cohlan
John Cohlan, its President
and Chief Executive Officer